As  filed  with  the  Securities  and  Exchange  Commission  on  June  29,  2000
                                              Registration No. _________________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BODYGUARD RECORDS.COM, INC.
                           --------------------------
                 (Name of small business issuer in its charter)

          Delaware                                              13-4087440
          --------                                              ----------
    (State or other          (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of           Classification Code Number)      Identification)
    incorporation or
    Organization)


     138 Fulton Street, New York, NY 10038                    (732) 888-4646
     -------------------------------------                    --------------
      (Address of principal executive offices)                Telephone Number

                                   John Rollo
                                138 Fulton Street
                               New York, NY 10038
                                 (212) 571-2179
             (Name, address and phone number for agent for service)


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



Title of Each Class                           Proposed Maximum        Proposed Maximum
  Of Securities To          Amount To Be      Offering Price Per      Aggregate Offering      Amount of e
   Be Registered             Registered          Share(1)                Price(1)         Registration Fee
   ------------              ----------          --------                --------         ----------------
 Common Stock                $1,000,000         400,000 Shares             $2.50               $278.00


 Note (1) Estimated solely for calculating the registration fee

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                   SUBJECT TO COMPLETION, DATED June 29, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. Prior to this offering, there was no public market for our shares.

                           BODYGUARD RECORDS.COM, INC.

           A minimum of 100,000 shares and a maximum of 400,000 shares of our Common Stock at $2.50 per share

Bodyguard Records.com, Inc. is a start-up company principally operating on the Internet as a distributor of music compact disks ("CD's"). This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares following completion of the offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES, OR DETERMINED IF THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering

   Common Stock:                    Public Price               Total
   Number of Shares                   Per Share         Min.            Max.
--------------------------------------------------------------------------------
   Minimum: 100,000                   $2.50           $250,000
--------------------------------------------------------------------------------
   Maximum: 400,000                   $2.50                         $1,000,000
--------------------------------------------------------------------------------
   Proceeds to Bodyguard Records                      $250,000      $1,000,000


o This offering of our shares is not underwritten. The offering is to be made through our officers and directors, without remuneration to them, on a 100,000 shares minimum "all or none," 400,000 shares maximum "best efforts" basis until 90 days from the date of this Prospectus, which period may be extended for an additional 90 days, at our option. The minimum number of shares a person may purchase is 400 shares for an investment of $1,000.

o An indeterminate number of the shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, Inc., and who will be paid a ten per cent commission on sales they make. No allowance has been made for such commissions in the above table.

o Other than commissions which may be paid to participating broker/dealers, the expenses of this offering which are estimated to be $50,000, including legal and accounting fees, Blue Sky fees of various states, printing, mailing, and miscellaneous items have been paid or will be paid from funds on hand prior to the offering.

o We are escrowing proceeds from sales of the shares at Summit Bank, Hazlet, NJ until the sale of the 100,000 minimum number of shares is achieved. If the minimum of $250,000 in proceeds is not received prior to the expiration of the offering periods all escrowed funds will be returned to subscribers without interest or deduction.

o YOUR PURCHASE OF THE SHARES CARRIES A HIGH DEGREE OF RISK. YOU SHOULD NOT PURCHASE THE SHARES UNLESS YOU CAN AFFORD A TOTAL LOSS OF YOUR PURCHASE PRICE. SEE "RISK FACTORS" BEGINNING ON PAGE *.

                                   June __, 2000

                           BODYGUARD RECORDS.COM, INC.
                                138 Fulton Street
                               New York, NY 10004

                                TABLE OF CONTENTS

               Item                                                   Page

               Prospectus Summary                                       *
               Summary Financial Information
               Risk Factors
               Forward Looking Statements
               Business
               Use of Proceeds
               Management
               Principal Shareholders
               Dilution
               Subscription and Plan of Distribution
               Shares Eligible for Future Sale
               Description of Securities
               Certain Transactions
               Legal Matters
               Experts

                                      (i)

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               PROSPECTUS SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD ALSO READ THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS" ON PAGE 7.

The Company

We are a development stage entertainment company without an operating history, having only been incorporated on November 12, 1999. Our objective is to become an innovative Internet record company that will primarily utilize the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. We intend to allow visitors to our proposed website to have access to a variety of styles of music, a database of a number of artists, with links to the artist's homepage and biographical information. We intend to offer visitors to our website the opportunity to order CD's via our mail order department, or via digital download directly to their computer from Liquid Audio at a reasonable cost.

In addition, we intend to utilize technology that provides a live video link to recording sessions at our studio in New York City so fans can "sit in" on an actual recording session. We intend to post a schedule of these sessions on our proposed website. If and when operational, our video link will incorporate several different camera angles, so that our viewers can decide who or what he/she would like to observe, i.e. the singer, guitarist, drummer or even the producer at the control board.

We also intend to produce and distribute prerecorded music products of our recording artists; and to recruit and develop new recording artists.

We intend to utilize traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television, in order to cost effectively promote our website and thereby exploit the music entertainment rights which we may develop or acquire. Our business plan was developed by our two principal executive officers and founders John Rollo and Eugene Foley See "Management." Since inception, we have not had any revenue from operations. There can be no assurance that any or all of our business plan will be successfully implemented or that we will generate sufficient revenues from operations to meet the requirements of our business. "See "Risk Factors."

The Offering
                                                               Total
Common Stock Offered                Price Per Share      Minimum    Maximum
--------------------                ---------------      -------    -------

Minimum: 100,000 shares                $2.50            $250,000
Maximum: 400,000 shares                $2.50                         $1,000,000
Net Proceeds to Bodyguard Records                       $250,000     $1,000,000

o The foregoing tables does not include commissions which may be paid to participating broker/dealers and the table does not include the expenses of this offering which are estimated to be $50,000, including legal and accounting fees, Blue Sky fees of various states, printing, mailing and miscellaneous items which have been paid or will be paid from funds on hand prior to the offering.

Use of Proceeds

     We intend to use the proceeds of this offering for the purposes and in the order set forth as follows:

           o        Marketing of our Web sites
           o        Purchase of computer equipment
           o        Web site development
           o        General and administrative expenses
           o        Manufacturing of CD's and merchandise
           o        Hiring new employees
           o        Working capital

See "Use of Proceeds."

SUMMARY FINANCIAL INFORMATION

     Set forth below is summary financial information of concerning our business for the period from November 12, 1999 (inception) through March 31, 2000. You should read this information with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our supplemental consolidated financial statements and notes to those statements included elsewhere in this prospectus.

RISK FACTORS

     The securities we offer by this Prospectus involve a high degree of risk. You should purchase them only if you can afford to lose the total amount of your purchase. If you are considering a purchase of these shares, you should carefully evaluate the following risk factors and all of the other information in this Prospectus, including the financial statements.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumption currently available to the Company or management. When used in this document, the words such as "may", "expect", "anticipate", "believe", "estimate", "intend" "continue" or similar words, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as may, expected, anticipated, believed, estimated, intended, or continued. In each instance, forward-looking information should be considered in light of the accompanying cautionary statements herein.

                                  RISK FACTORS

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THIS CASE, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

         RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

Our Limited Operating History Makes Evaluating Our Business Difficult

    We were incorporated on November 12, 1999 and we have not yet commenced business operations. Accordingly, we have no operating history for you to evaluate our business. You must consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

     o build awareness of our business and build user loyalty through our website www.Bodyguardrecords.com;

     o expand the content and services on our website to include studio "sit ins";

     o    attract an audience to our website;

     o    attract a large number of advertisers from a variety of industries;

     o    maintain our current, and develop new, strategic relationships;

     o    respond effectively to competitive pressures; and

     o    continue to develop and upgrade our technology.

    If we are unsuccessful in addressing these risks, our business, financial condition and results of operations will be materially and adversely affected.

We Have Never Made Money and Expect Our Losses to Continue

    We have never been profitable. As of March 31, 2000, we had an stockholders' equity of approximately $4,818. Since we intend to increase our spending with the proceeds of this offering, we expect to continue to incur significant losses. Accordingly, we will need to generate significant revenues to achieve profitability. We may not be able to do so.

We May Not Be Able to Obtain Sufficient Funds to Grow Our Business


    We intend to continue to grow our business. Because we expect to generate losses for the foreseeable future, we do not expect that income from our operations will be sufficient to meet these needs. Therefore, we will likely have substantial future capital requirements after this offering. Obtaining additional financing will be subject to a number of factors, including:

     o market conditions;

     o our operating performance; and

     o investor sentiment.

    These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise additional capital, our growth could be impeded.

We Intend to Rely Upon a Relatively New Concept

    Our success will ultimately be dependent on our ability to integrate traditional recording industry practices with the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. We are unaware of any other music or recording company presently relying on the Internet as the principal focus of its business plan. Since we will be seeking to introduce this new concept, we will be faced with numerous uncertainties without an established business model to follow. Accordingly, we can offer no assurance that our concept will be accepted in the industry, prove to be commercially successful or result in our ability to generate significant revenues.

    We believe that our future success will be dependent upon our ability to generate revenues from our music entertainment operations via the Internet. Use of the Internet by consumers may still be deemed to be in its early stage and market acceptance of the Internet as a medium for commerce and advertising continues to be subject to varying levels of uncertainty. The rapid growth of global commerce and the exchange of information on the Internet is evolving, making it difficult for us to predict whether the Internet will prove to be a viable commercial marketplace for CD's. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable website backbones, or complementary services, such as high speed modems and security procedures for financial transactions. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, our business, results of operations and financial condition could be materially adversely affected.

We May Experience Fluctuations in Prerecorded Music Sales and Product Return Allowance

    Since 1996, the record industry has seen a reduction in growth; the consolidation or demise of record store chains and independent music shops; the decrease of prerecorded music sales; and an increase in record returns. Generally, in the record industry, prerecorded music is shipped to wholesalers and/or retailers on a returnable basis. Since we will be embarking on a new method of record distribution, we are unable to predict how much of a reserve for future returns, if any, we need to establish.

We May Experience Difficulty in Acquiring Talent and Suffer Fluctuations in Operating Results

     The prerecorded music industry, like other creative industries, involves a substantial degree of risk. Each recording is an individual artistic work, and its commercial success is primarily determined by unpredictable and constantly changing consumer taste. Accordingly, we are unable to offer any assurance as to the financial success of any of our proposed records or the popularity of any of our artists. Nor can we offer any assurance that we will be successful in developing any new artists. In addition, there can be no assurance that any of our artists will not request a release from his or her agreement with us. Because of the highly personal and creative nature of our contractual relationship with our artists, it is not feasible to force an unwilling artists to perform the terms of his or her contract. The loss of an artist could have a materially adverse effect on our business.

Our Lack of Manufacturing Facilities and A Distribution Network May Hurt Our Development

     We have no manufacturing or distribution capabilities and do not expect to have such capabilities as a result of this offering. While, we intend to sub-contract the manufacturing or distribution of any records that are not sold over the Internet, we have not entered into any such negotiations nor signed any contracts. While we believe that there are numerous sources of both sub-contract manufacture and distribution available at competitive prices, we can offer you no such assurance. Our failure to successfully negotiate a manufacturing and/or distribution agreement may have a material adverse effect upon any business we are able to develop.

We May Suffer Infringement of Our Copyrighted Materials

     Infringement of our copyrights, in the form of unauthorized reproduction and sale of our musical entertainment products, including artists' recordings, may occur. If we achieve significant commercial success with one or more of our musical entertainment products or recordings, such products or recordings could be a target of "pirating" -- copying and sale in violation of our copyrights in such products or recordings. It is impossible to estimate the potential loss in sales that could result from illegal copying and sales of our products or recordings. We intend to enforce against unlawful infringement all copyrights owned by or licensed to it which are material to our business. There can be no assurance, however, that we will be successful in protecting such copyrights.

We May Be Adversely Affected By Continuing Changes in the Recording Industry As Well As Our Dependence Upon Attracting Recording Artists

Our ability to succeed will be affected by, among other things, changes in consumer tastes, national, regional and local economic conditions, demographic trends and the type and number of competing recording. Since each project is an individual artistic work and its commercial success is primarily determined by unpredictable audience reaction, we can offer no assurance as to the economic success of any of our proposed records or CD's. Even if one of our records or CD's is an artistic success or recognized favorably by critics, we cannot offer any assurance that it will generate sufficient audience acceptance. In addition, we expect to be dependent upon our ability to attract recording artists. Competition for such persons, especially in the recording industry, is intense. Although our management team has had some success in hiring recording artists with the requisite skills and experience, we cannot offer any assurance that we will be able to repeat this success.

                    RISKS RELATED TO OUR MARKETS AND STRATEGY

If the Internet Is Not Widely Accepted as a Medium for Advertising and Commerce, Our Business Will Suffer

    We expect to derive most of our revenue for the foreseeable future from Internet advertising, and to a lesser extent, from electronic commerce. If the Internet is not accepted as a medium for advertising and commerce, our business will suffer. The Internet advertising market is new and rapidly evolving, particularly in the record business. As a result, we cannot gauge its effectiveness or long term market acceptance as compared with traditional media.

    Advertisers and advertising agencies must direct a portion of their budgets to the Internet and, specifically, to our website. Many of our current or potential advertising and electronic commerce partners have limited experience using the Internet for advertising purposes and historically have not devoted a significant portion of their advertising budgets to Internet-based advertising. Advertisers that have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts.

    In addition, companies may choose not to advertise on our website if they do not perceive our audience demographic to be desirable or advertising on our website to be effective.

The Acceptance of the Internet as a Medium for Advertising Depends on The Development of a Measurement Standard

    No standards have been widely accepted for the measurement of the effectiveness of Internet advertising. Standards may not develop sufficiently to support the Internet as an effective advertising medium. If these standards do not develop, advertisers may choose not to advertise on the Internet in general or, specifically, on our website. This would have a material adverse effect on our business, financial condition and results of operations.

We May Not Be Able to Develop Our Label and Attract Users to Our Website

    Creating an awareness of our label is critical to our ability to create and expand our user base and our revenues. We believe that the importance of label recognition will increase as the number of Internet sites in our target markets grows. In order to attract and retain Internet users, advertisers and electronic commerce partners, we intend to utilize a significant portion of the proceeds of this offering for that purpose.

    Our success in promoting and enhancing our label will also depend on our success in providing high quality content, features and functionality. If we fail to promote our label successfully or if visitors to our website or advertisers do not perceive our services to be of high quality, the value of our label could be diminished. This could have a material and adverse effect on our business, financial condition and results of operations.

Our Advertising Pricing Model, That Is Based on the Number of Times an Advertisement Is Delivered to Users, May Not Be Successful

    Different pricing models are used to sell advertising on the Internet, and the models we adopt may prove to not be the most profitable. Advertising based on impressions, or the number of times an advertisement is delivered to users, currently comprises substantially all of our revenues. To the extent that minimum guaranteed impression levels are not met, we defer recognition of the corresponding revenues until guaranteed impression levels are achieved. To the extent that minimum impression levels are not achieved, we may be required to provide additional impressions after the contract term, which would reduce our advertising inventory. This could have a material adverse effect on our business, financial condition and results of operations.

We May Not Be Able to Successfully Adapt to New Internet Advertising Pricing Models

    It is difficult to predict which pricing model, if any, will emerge as the industry standard. This makes it difficult to project our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising or we do not adopt the most profitable form.

We May Not Be Able to Track the Delivery of Advertisements on Our Network in a Way That Meets the Needs of Our Advertisers

    It is important to our advertisers that we accurately measure the demographics of our user base and the delivery of advertisements on our website. Companies may choose to not advertise on our network or may pay less for advertising if they do not perceive our ability to track and measure the delivery of advertisements to be reliable. We intend to depend on third parties to provide us with some of these measurement services. If they are unable to provide these services in the future, we would need to perform them ourselves or obtain them from another provider. This could cause us to incur additional costs or cause interruptions in our business during the time we are replacing these services. We have yet to develop or implement any systems designed to record information on our users. If we do not implement these systems successfully, we may not be able to accurately evaluate the demographic characteristics of our users.

We May Not Be Able to Effectively Manage Our Expanding Operations

    We expect that the receipt of the proceeds of this offering will result in a period of rapid growth. This growth may place a significant strain on our managerial, operational and financial resources. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls. We may not succeed with these efforts. Our failure to expand and integrate these areas in an efficient manner could cause our expenses to grow, our revenues to decline or grow more slowly than expected and could otherwise have a material adverse effect on our business, financial condition and results of operations.

Our Business and Growth Will Suffer If We Are Unable to Hire and Retain Key Personnel That Are in High Demand

    For the foreseeable future, we intend to depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our President and Chief Operating Officer, John Rollo, and our Chief Executive Officer, Gene Foley. The loss of the services of either executive officer or any of our key management, sales or technical personnel could have a material adverse effect on our business, financial condition and results of operations. In addition, our success is largely dependent on our ability to hire highly qualified managerial, sales and technical personnel. These individuals are in high demand and we may not be able to attract the staff we need. The difficulties and costs in connection with our personnel growth are compounded by the fact that many of our operations are internationally based.

We May Not Be Able to Compete Effectively Against Our Competitors

    There are many companies that provide Web sites and online destinations targeted to the record industry in general. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market.

    Increased competition could result in:

     o    lower advertising rates;

     o    price reductions and lower profit margins;

     o    loss of visitors;

     o    reduced page views; or

     o    loss of market share.

    Any one of these could materially and adversely affect our business, financial condition and results of operations.

    In addition, our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. A loss of users to our competitors may have a material and adverse effect on our business, financial condition and results of operations.

We Will Not Be Able to Attract Visitors or Advertisers If We Do Not Continually Enhance and Develop the Content and Features of Our Network

    We believe that in order to remain competitive, we will be required to continually enhance and improve our website's content. In addition, we must:

    o continually improve the responsiveness, functionality and features of our website; and

     o develop other products and services that are attractive to users and advertisers.

    We may not succeed in developing or introducing features, functions, products and services that visitors and advertisers find attractive in a timely manner. This would likely reduce our visitor traffic and materially and adversely affect our business, financial condition and results of operations.

We Intend to Rely for Our Content on Third Parties Who May Make Their Content Available to Our Competitors

    We believe that in order to remain competitive, we will be required to determine what content, features and functionality our target audience wants. We intend to rely to a large extent on third parties for our content, much of which is easily available from other sources. If other networks present the same or similar content in a superior manner, it would adversely affect our visitor traffic.

If We Fail to Establish and Maintain Strategic Relationships with Content Providers, Electronic Commerce Merchants and Technology Providers, We May Not Be Able to Attract and Retain Users

    We intend to focus on establishing relationships with leading content providers, electronic commerce merchants, and technology and infrastructure providers. We believe that our business will depend extensively on these relationships. Because we expect that most of our agreements with these third parties will not exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. In light of our small size and limited business and capital, we might not be able to maintain these relationships or replace them on financially attractive terms.

    If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining visitors to our website and our business, financial condition and results of operations could be materially and adversely affected. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.

         RISKS RELATED TO THE INTERNET AND OUR TECHNOLOGY INFRASTRUCTURE

Unexpected Website Interruptions Caused by System Failures May Result in Reduced Visitor Traffic, Reduced Revenue and Harm to Our Reputation

    During the course of our beta testing of our website, we have experienced:

     o    system disruptions;

     o    inaccessibility of our network;

     o    long response times;

     o    impaired quality; and

     o    loss of important reporting data.

    Although we are in the process of improving our website, we may not be successful in implementing these measures. If we experience delays and interruptions, visitor traffic may decrease and our brand could be adversely affected. Because our revenues depend on the number of individuals who use our website, our business may suffer if our improvement efforts are unsuccessful.

    We maintain our central production servers at the Florida data center of Atlantic Internet, a non-affiliated entity. A failure by this firm to protect its systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins or other events, could have a material adverse effect on our business, financial condition and results of operations.

Concerns about Security of Electronic Commerce Transactions and Confidentiality of Information on the Internet May Reduce the Use of Our Website and Impede Our Growth

    A significant barrier to electronic commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized compromise of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Unauthorized persons could attempt to penetrate our website security. If successful, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. Security breaches could have a material adverse effect on our business, financial condition and results of operations.

Computer Viruses May Cause Our Systems to Incur Delays or Interruptions and May Adversely Affect Our Business

    Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our visitor traffic may decrease.

                       RISKS RELATED TO LEGAL UNCERTAINTY

We  May  Become  Subject  to  Burdensome   Government   Regulations   and  Legal
Uncertainties Affecting the Internet Which Could Adversely Affect Our Business

    To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues.

    In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues which include:

     o    sales and other taxes;

     o    user privacy;

     o    pricing controls;

     o    characteristics and quality of products and services;

     o    consumer protection;

     o    cross-border commerce;

     o    libel and defamation;

     o    copyright, trademark and patent infringement;

     o    pornography; and

     o    other claims based on the nature and content of Internet materials.

Unauthorized Use of Our Intellectual Property by Third Parties May Adversely Affect Our Business

    We intend to rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, potential partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States.

Defending Against Intellectual Property Infringement Claims Could Be Time Consuming and Expensive And, If We Are Not Successful, Could Subject Us to Significant Damages and Disrupt Our Business

    We cannot be certain that our products will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. We may incur substantial expenses in defending against these third-party infringement claims, regardless of their merit. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business.

We May Be Subject to Claims Based on the Content We Provide over Our Website

    The laws in our target markets relating to the liability of companies which provide online services, like ours, for activities of their visitors are currently unsettled. Claims have been made against online service providers and networks in the past for defamation, negligence, copyright or trademark infringement, obscenity, personal injury or other theories based on the nature and content of information that was posted online by their visitors. We could be subject to similar claims and incur significant costs in their defense. In addition, we could be exposed to liability for the selection of listings that may be accessible through our network or through content and materials that our visitors may post in classifieds, message boards, chat rooms or other interactive services. It is also possible that if any information provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on the information.

We May Be Subject to Claims Based on Products Sold on Our Website

    We intend to enter into arrangements to offer third-party products and services on our network under which we may be entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even if we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While contracts of this nature often provide for indemnification against such liabilities, such indemnification may not be adequate.

    Although we intend to utilize a portion of the proceeds of this offering to purchase general liability insurance, our insurance may not cover all potential claims to which we may be exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations or could result in the imposition of criminal penalties. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

We May Suffer Web Site Interruption and Constraints

A key element of our strategy is to generate a high volume of traffic on our web site. Accordingly, the satisfactory performance, reliability and availability of our web site, transaction-processing systems and network infrastructure are critical to our reputation and ability to attract and retain customers and maintain customer service levels. We anticipate that a significant portion of our revenues will depend upon the number of visitors who shop at our web site and the volume of orders we fulfill. We intend to rely upon a third party to host our web site servers. All communications systems are vulnerable to natural or manmade damage or interruption. Despite implementation of network security measures, servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, and loss of data or the inability to accept and fulfill customer orders. In addition, our customers depend on Internet service providers, on-line service providers and other web site operators for access to our web site. While systems are continually being upgraded and improved, some of the providers have experienced delays and other difficulties due to system failures unrelated to our systems. Any of these problems could affect our business.

We May Be Required to Upgrade Our Technology

We must continue to add hardware and enhance software to accommodate the increased content and use of our web site. If we are unable to increase the data storage and processing capacity of our systems at least as fast as the growth in demand, our web site may become unstable and may fail to operate for unknown periods of time. Unscheduled downtime could harm our business and also could discourage users of our web site and reduce future revenues.

                         RISKS RELATED TO THIS OFFERING


We May Have Conflicts of Interest

Our three executive officers and directors, two of whom are also principal stockholders are also executive officers, directors and principal stockholders of Hardrive Records.com, Inc. a potentially competitive Internet music company that operates out of the same offices as we do and which inteds to release its music products via the Internet ("Hardrive"). Although these three men have agreed to devote 70% of their full time to our business, and disavow that Hardrive competes with us, they have nevertheless entered into written employment agreements with Hardrive and are actively pursuing Hardrive's business and a private offering of its securities. Accordingly it is entirely foreseeable that a conflict may arise between their duties to us as a director and officer and their duties as a director and oficer of Hardrive. We cannot offer any assurance that these conflicts of interest will not materially and adversely affect our business.

We May Use the Proceeds of this Offering in Ways with Which You May Not Agree

    We have not committed all of the net proceeds of this offering to a particular purpose. Our management will therefore have flexibility in applying the portion of the net proceeds reserved for working capital purposes in ways in which stockholders may disagree. If we do not apply the funds we receive effectively, our accumulated deficit will increase and we may lose significant business opportunities. See "Use of Proceeds".

Our Stock Price Is Likely to Be Highly Volatile and Could Drop Unexpectedly

    If, following this offering a trading market should develop in our common stock, the price at which our common stock will trade is likely to be highly volatile and may fluctuate substantially. In addition, our common stock will probably trade in the over the counter market on the OTC Bulletin Board. Such market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies. As a result, investors in our common stock may experience a decrease in the value of their common stock regardless of our operating performance or prospects.

If Our Stock Price Is Volatile, We May Become Subject to Securities Litigation Which Is Expensive and Could Result in a Diversion of Resources

    In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies in our industry have been subject to this type of litigation in the past. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources, which could have a material adverse effect upon our business, financial condition and results of operations.

Shares Eligible for Public Sale after this Offering Could Adversely Affect Our Stock Price

    The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Our Charter Documents and Delaware Law May Inhibit a Takeover That Stockholders May Consider Favorable

    Provisions in our charter and bylaws may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our common stock could suffer.

We Are Controlled by a Small Group of Our Existing Stockholders, Whose Interests May Differ from Other Stockholders

    Our directors, executive officers and affiliates currently beneficially own approximately 44% of the outstanding shares of our common stock, and after the offering will beneficially own approximately 30% of the outstanding shares of our common stock if all offered shares are sold. Accordingly, they will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

You Will Suffer Immediate and Substantial Dilution

    The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment.

There Has Never Been A Market for our Securities

There has never been a public market for our common stock. Even though we are 'going public' through this offering and expect that an application will be filed to our common stock on the OTC Bulletin Board market, there can be no assurance that an active public market for our Common Stock will ever develop or be sustained. If there is little demand on the part of potential purchasers of our Common Stock, you will have difficulty selling any of your shares in the Company

                     FORWARD-LOOKING STATEMENTS; MARKET DATA

    Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial
Condition and Results of Operations" and "Business" and elsewhere are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "Risk Factors".

    This prospectus contains market data related to our business and the Internet. This market data includes projections that are based on a number of assumptions. The assumptions include that:

     o    no catastrophic failure of the Internet will occur;

     o the number of people online and the total number of hours spent online will increase significantly over the next five years;

     o the value of online advertising dollars spent per online user hour will increase;

     o    the download speed of content will increase dramatically; and

     o    Internet security and privacy concerns will be adequately addressed.

    If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow over the next three to four years at the rates projected by these market data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations and financial condition, and the market price of our common stock.

    The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

    The net proceeds we will receive from the sale of the shares of common stock offered by us will be $200,000 if all the offered shares are sold and $950,000 if only the minimum number of offered shares are sold. We have computed these net proceeds amounts based upon a public offering price of $2.50 per share and after deducting our estimated offering expenses of $50,000. However, and in the event we employ the services of broker dealers as selling agents, our offering expenses could increase up to a maximum of $180,000.

    The principal purpose of this offering is to fund our business plan and to commence operations. Accordingly, we intend to apply the net proceeds of the offering as follows:

    Category of Expenditure                         Amount of Net Proceeds
                                                      Minimum     Maximum
                                                      -------     -------

    o    Web site development                       $ 15,000       $ 15,000
    o    Purchase of computer equipment               10,000         10,000
    o    Marketing of our Web sites                  100,000        600,000
    o    General and administrative expenses          25,000         50,000
    o    Initial manufacturing of CD's and
               merchandise                            35,000         40,000
    o    Hiring of employees                               -        200,000
    o    Working capital                              15,000         35,000
                                                      ------        -------
                                            Total    $200,000      $950,000

    We  may  use a  portion  of  the  net  proceeds  to  acquire  or  invest  in complementary businesses, technologies, services or products; however, we currently have no commitments or agreements with respect to any such transactions.

    Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities.

                                 DIVIDEND POLICY

    We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2000:

    o    on an actual basis; and

    o on an as adjusted basis to reflect our sale of both the minimum and maximum number of shares offered by this prospectus at a public offering price of $2.50 per share, after deducting the estimated offering expenses payable by us. The adjusted amount assumes we will be successful in selling the shares without the use of broker dealer selling agents. If we wind up using selling agents, our offering expenses could increase by up to a maximum of $100,000.

    You should read this information together with our supplemental consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                As of March 31, 2000
                                                     Actual            Adjusted
                                                                Minimum        Maximum
                                                                -------        -------
Stockholders' (deficit) equity:
    Common stock, $.001 par value; 20,000,000
    shares authorized;
665,000  shares  issued and outstanding (actual);     $665
765,000 issued and outstanding
(as adjusted for the minimum) or 1,065,000 issued
and outstanding (as adjusted for the maximum);                  $  765         $1,O65
Additional paid in capital                         133,935    $383,835     $1,133,535
Accumulated  deficit                              (129,782)   (129,782)      (129,782)
Total stockholders' equity (deficiency)              4,818     254,818      1,004,818
Total capitalization                                $4,818     254,818      1,004,818

                                    DILUTION


    Our net tangible book value as of March 31, 2000 was approximately $4,818, or $.01 per share of common stock. Net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering made and the net tangible book value per share of common stock immediately after the completion of this offering.

After giving effect to the issuance and sale of the minimum number of shares of common stock offered by us and after deducting the estimated offering expenses payable by us without the use of broker dealer selling agents, our net tangible book value as of March 31, 2000 would have been $204,818, or approximately $.27 per share. This represents an immediate increase in net tangible book value of approximately $.26 per share to existing stockholders and an immediate dilution of approximately $2.23 per share to new investors purchasing shares in this offering. After giving effect to the issuance and sale of the maximum number of shares of common stock offered by us without the use of broker dealer Selling Agents, our net tangible book value as of March 31, 2000 would have been $954,818 or approximately $.90 per share. This represents an immediate increase in net tangible book value of $.99 per share to existing stockholders and an immediate dilution of approximately $1.60 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

                                                                                        Minimum      Maximum
                                                                                        -------      -------
o        Public offering price per share......................................        $   2.50     $  2.50
o        Net tangible book value per share at March 31, 2000..................            (.01)       (.01)
o        Increase in net tangible book value
          per share attributable to this offering                                         0.26         .89
o        Net tangible book value per share after this offering................            0.27         .90
o        Dilution per share to new investors..................................        $   2.23        1.60

                           MARKET FOR OUR COMMON STOCK

There is currently, no public market for our common stock. At a future date and if we meet the requirements, we will undertake to have our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION OR PLAN OF OPERATION

    The Following Discussion Should Be Read in Conjunction with Our Financial Statements and Notes to Those Statements and Other Financial Information Appearing Elsewhere in this Prospectus.

                               Plan of Operations

     We are a development stage entertainment company with a limited history and no revenue from operations, having only been incorporated on November 11, 1999. Our objective is to become an innovative Internet record company that will primarily utilize the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. For the period from our inception through March 31, 2000, we

     o Implemented a modest private offering of our common stock to fund our pre-operating activities;
     o    Signed Artist Recording Agreements with three artists;
     o Developed and thereafter launched our website www.Bodyguardrecords.com on January 17, 2000; and
     o Entered into an Internet Distribution Agreement with Cyberretail.com, LLC, a non- affiliated company, as our exclusive distributor for the fulfillment of orders for recorded music products and artist merchandise sold via the Internet or on an 800 number.

    Until we receive the proceeds of this offering, our activities will continue to be limited. Without these proceeds we will not have the capital resources or liquidity to:

          o    Implement our business plan;
          o    Commence   operations   through  the  recording,   production  or
               marketing of any record albums; or
          o    Hire any additional employees.

                           DESCRIPTION OF OUR BUSINESS

History of the Company

    We are a development stage entertainment company without an operating history, having only been incorporated on November 11, 1999. Since our incorporation, we successfully launched our website www.bodyguardrecords.com. on January 17, 2000 and on the same date entered into a Internet Distribution (i.e., fufillment) for our CD's and merchandise. In addition, and on December 15, 1999, January 6, 2000 and February 1, 2000, respectively, we entered into Artist Recording Agreement with three new artists, "Naked Underneath", "Summer Snowmen" and Dennis DeCambre.

Overview

Our objective is to become an innovative Internet record company that will primarily utilize the Internet and other emerging technologies such as Mp3 to successfully promote and market our signed recording artists. We intend to allow visitors to our proposed website to have access to a variety of styles of music, a database of a number of artists, with links to the artist's homepage and biographical information. We intend to offer visitors to our website the opportunity to order CD's via our mail order department, or via digital download directly to their computer from a third party online distribution company such as Liquid Audio, at a reasonable cost

    In addition, we intend to utilize technology that provides a live video link to recording sessions at our studio in New York City so fans can "sit in" on an actual recording session. We intend to post a schedule of these sessions on our proposed website. If and when operational, our video link will incorporate several different camera angles, so that our viewers can decide who or what he/she would like to observe, i.e. the singer, guitarist, drummer or even the producer at the control board.

    We intend to utilize traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television, in order to cost effectively promote our website and thereby exploit the music entertainment rights which we may develop or acquire. Our business plan was developed by our two principal executive officers and founders John Rollo and Eugene Foley See "Management." Since inception, we have not had any revenue from operations. There can be no assurance that any or all of our business plan will be successfully implemented or that we will generate sufficient revenues from operations to meet the requirements of our business. "See "Risk Factors."

Industry and Opportunity

     In dollar terms,and according to Billboard Magazine, an industry trade publication, music sales increased 6.3% in 1999, to $14.6 billion, up from $13.7 billion in 1998. However, we believe that this is not an entirely accurate account of the market because the computations are based on suggested list prices, and most products are sold at lower prices.

     According to the Recording Industry Association of America (the "RIAA"), a trade group whose members manufacture most of the music recordings produced in the United States, and in 1998 music sales rose 12.1% to $12.2 billion. With sales up 6.3% and units up only 3.2%, the indication is that higher prices contributed at least three percentage points to the dollar increase last year. We believe that most music manufacturers did in fact raise list and wholesale prices last year.

     According to the RIAA, sales of CD singles have increased from $6 million in annual sales in 1990, to $213 million in 1998 and from 1 million CD single units ships to 56 million units over the same period. RIAA'a research indicates an 11.6% increase in units shipped to direct and special markets which include mail order operations, record clubs and non-traditional retailers and a 7.4% increase in dollar value from these music sales between 1997 and 1998. RIAA estimates that sales by mail order, record club and other non-traditional outlets account for 24.4% of the total domestic market.

     One of the latest technological innovations in the music industry has centered on digital distribution, the downloading of compressed music files over the Internet to a PC. Online music sales attributable to digital distribution remains small at this time, but we believe it will be an increasing portion of the total pre-recorded online music sales market in the near future. Forrester Research, Inc. predicts that revenues from digital music downloads will reach $1.1 billion in 2003, equaling approximately seven percent of total music sales. However, Jupiter Communications estimates that revenues from digital music downloads will reach only $30 million by 2002.

     The CD continues to be the driver of growth. Unit sales of CD albums rose 10.8% last year, to 939 million units.

     The vast majority of the music listening audience is comprised primarily of two age groups: 15-24 and 25-49. For most individuals in these groups, popular music has been, and remains, a major force in their lives. Although teenagers and young adults purchase the majority of prerecorded music, the RIAA estimates that their numbers have declined in recent years and that the over-35 market has been increasing. This increase has been attributed to the continuing trend by record labels to release product with broad-based appeal that is able to attract occasional buyers. We intend to capitalize on this trend in music by developing artists that will appeal to the occasional buyers in selected markets.

     There are currently five Major Labels which dominate the recording industry along with their subsidiary labels: Time/Warner; Sony; BMG; Thorn-EMI; and Universal. The six Major Labels and their subsidiaries supply approximately 80% of prerecorded music to the United States marketplace. Independent labels such as ours supply the remaining products to the marketplace, but the number of independent labels is constantly changing due to buy-outs by Major Labels, consolidations and business failures. Although independent labels individually represent a small percentage of the market for prerecorded music, in 1999 sales of albums (both new and catalog) by independent labels as a group constituted the largest percentage market share in the prerecorded music market. We believe that new artists and new trends in music are more likely to come from an independent label as they can more easily react and adapt to shifting consumer tastes.

Artist Development and Agreements

     Our primary focus will be the development of new artist releases and related artist development, encompassing modern rock, alternative and power-pop. Our strategy is to develop and acquire a core group of independent labels to which it will provide support services in order to maximize the opportunities for discovering (and minimize the risk associated with developing) future successful recording artists. We currently have one label, Bodyguard Records but have not developed a roster of artists other than the following three artists:
"Naked Underneath", "Summer Snowmen" and "Dennis DeCambre" with whom we signed written Artist Recording Agreement (the "Artist Agreements") on December 15, 1999, January 6, 2000 and February 1, 2000, respectively.

     The Artist Agreements, which are each for a term of one record album of a minimum of ten songs, grant to us options for between two and four additional record albums. Subject to our sale of the minimum number of shares offered hereby, we are required to produce one record album for Naked Underneath by June 1, 2000 and one record album for Dennis DeCambre by September 1, 2000. Unless extended in writing for an additional three months, the Artist Agreements are terminable by the artist upon our failure to meet our record production dates. The Artist Agreements require us to pay a semi- annual royalty of $1.50 on the first 100,000 records, $2.00 on the next 100,000 records, $2.25 on the next 100,000 records, $2.50 for each record sold thereafter; and $3.00 for any copies sold directly to consumers at live performances. All royalty payments are to be made net after deduction for: (i) returned or defective copies; (ii) our recording studio time calculated at $50.00 per hour (except with respect to Summer Snowmen) ; (iii) manufacturing and design costs; (iv) 50% of the costs of any video or television promotional commercial; (v) any promotional appearance costs and expenses.

     Initially we intend to recruit additional new and emerging artists from the alternative rock/pop genres. We may also purchase outright or license a finished single or album by an artist in these or other genres. Once another new or emerging artist is selected, we intend to enter into an agreement with the artist similar to the Artist Agreements to either produce "demonstration" recordings to permit us to determine the commercial viability of a new artist or record one or two singles or an album for commercial release with options to record additional albums, at our discretion, at an agreed upon recording budget per recording or album. We intend that the recording agreement will fix royalties and possibly advances to the artist for each album produced under the agreement. In accordance with industry custom, any advances for albums after the initial release would be likely to be based on a percentage of the artist's net royalties from prior albums, less the recording budget. Should one of our performing artists achieve significant sales for his, her or its most recently-released album, it is likely that we would renegotiate that artist's agreement, granting a higher royalty rate in return for the artist's agreement to an extension of the recording contact for additional albums.

     It is possible that we will be able to sign an established artist to a recording contract, although we are not currently seeking to enter into a recording contract with any established artists. There can be no assurance, however, that any such contract could be consummated. In the event that an established artist enters into a recording contract with us, our operating expenses would most likely be higher than those currently contemplated. This could result in an exhaustion of our financing earlier than anticipated, unless offset or exceeded by increased sales of the established artist's products.

     If we develop commercially successful recording artists, there can be no assurance that we will be able to maintain our relationships with such artists even if we have entered into exclusive recording contracts with them.
Furthermore, recording artists occasionally request releases from their exclusive recording agreement. Among the reasons that may cause an artist to engage in so-called "label jumping" are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that any given artist developed by us will not determine to request a release from his or her agreement with us. Because of the highly personal and creative nature of the artist's contractual obligations to us, it is not feasible to force an unwilling artist to perform the terms of his or her contract with us. If we do release a "label jumping" artist from his or her contract, it may be able to obtain an "override royalty" as consideration for the release. Override royalties are customarily paid by the released artist's new recording company and are based on a percentage of the suggested retail selling price or wholesale price (depending on the particular label in question), subject to certain deductions. Such royalties are payable with respect to a negotiated number of the artist's albums after release from his or her existing contract.

      We will seek to contract with our artists on an exclusive basis for the marketing of their recordings in return for a percentage royalty on the retail selling price of the recording. We will generally seek to obtain rights on a worldwide basis. Whenever possible, we intend to utilize the Artist Agreements as a typical agreement format providing for the number of albums to be delivered but without advances against royalties being paid upon delivery of each album or upon signing of the contract. Provisions in contracts with established artists vary considerably and may, for example, require us to release a fixed number of albums and/or contain an option exercisable by us covering more than one album. We will seek to obtain rights to exploit product delivered by the artists for the life of the product's copyright. Under the contracts, advances are normally recoupable against royalties payable to the artist. We will seek to recoup a portion of certain marketing and tour support costs, if any, against artist royalties.

Our Internet Website

Initially, the principal focus of our website will be to:

          o inform consumers about our artists, their schedule and special events,

          o    provide interviews and chats with our artists,

          o    offer music samples of our artists

          o and to offer consumers the option of ordering CD's and other related merchandise. We intend to enter into an agreement with a non-affiliated third party online distribution company to provide us with the ability to fulfill orders for recorded music products and artist merchandise sold via the Internet or via an 800 number.

Manufacturing and Distribution

     We currently have no record manufacturing or distribution capabilities. We intend to enter into distribution or licensing arrangements with third parties. In addition, we intend that any manufacturing of our recorded music will done by independent third-parties on a purchase-order basis. We believe that there are a sufficient number of manufacturing sources available and chooses its manufacturers based on quality, service and price. Towards this end, and based upon our management's prior successful business relationship, we have commenced contract negotiations with Artist Development Associates of Framingham, MA with respect to the manufacturing of our compact discs. As of the date of this Prospectus, no agreement has been signed.

     We have, however entered into an Internet Distribution Agreement with Cyberretail.com, LLC, a non-affiliated company ("Cyber"), as our exclusive distributor for the sale of our recorded music products on the Internet. The agreement, which we signed on January 17, 2000, is for a term of two years and requires us to pay a commission of 26.5% of the retail price of any of our products sold by Cyber. In consideration for its fee, Cyber agreed to be responsible for the fufillment of any and all orders for our recorded music products on the Internet or via an (800) number.

     Historically,  the  strategy  of the  Major  Labels  has  been  to  control distribution channels. Nevertheless, the market shares of independent distributors, rack jobbers (independent contractors that manage music department of department stores such as K-Mart and Wal-Mart), mail order companies, touch-tone 800 number sales, Internet sales, and television sales have all increased. We believe that this growth, fueled by the development of the Internet and other ongoing changes in the marketplace, will continue. Another trend is the consolidation of retail outlets into large retail chains, however, specialized distributors can be utilized to sell prerecorded music products to large retail chains. Because of our small size, we may not be able to take advantage of traditional distribution channels, such as specialized distributors. However, we expects to be able to take advantage of interactive, in-home marketing through the Internet, telephone, satellite relays, or other evolving technologies that we believe will have a significant effect on distribution in the future. However, there is little agreement as to precisely what this effect will be. We believe that control and ownership of the creative products will be a key factor in the new market where distribution can be accomplished more quickly and inexpensively.

     Typical distribution for an independent label such as ours is through either a Major Label-owned branch system or through independent distributors. The Major Label-owned distribution companies offer national distribution, consistent market visibility, accounts receivable and collection administration. Independent distributors offer similar services, but normally on a much smaller scale.

Copyrights and Intellectual Property

     Our prerecorded music business, like that of other companies involved in prerecorded music, will primarily rest on ownership or control and exploitation of musical works and sound recordings. Our music entertainment products are expected to be be protected under applicable domestic and international copyright laws.

     Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows: When a recording is made, copyright in that recording vests either in the recording artists and/or their production companies (and is licensed to the recording company) or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer (and is licensed to a third-party music publishing company) or in a third-party music publishing company or in a publishing company owned and controlled by the artist. A public performance of a record will result in money being paid to the writer and publisher. The rights to reproduce songs on sound carriers (i.e., phonograph records) are obtained by record companies or publishers from the writer or the publishing company entitled to license such compositions. The manufacture and sale of a sound carrier results in mechanical royalties being payable by the record company to the publisher of the composition, who then remits a portion of such royalties to the writer or writers of the composition at previously agreed or statutory rate for the use of the composition and by the record company to the recording artists for the manufacture and distribution of the recording. We intend to operate in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," and by home taping for personal use.

     Potential publishing revenues may be derived from our ownership interest in musical compositions, written in whole or in part by our recording artists or by writers who are signed exclusively to us. We intend to secure a partial ownership position in the copyright to compositions written by our recording artists or signed writers where such rights are available and have not been previously sold or assigned. Performance rights in any compositions owned by us will be enforced under agreements we intend to enter into with performing rights organizations (American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and SESAC, Inc.), which licenses the public performance of a composition to commercial users of music such as radio and television broadcasters, restaurants, retailers, etc., and disburse collected fees based upon the frequency and type of public performances they identify. Generally, revenues from publishing are generated in the form of: (1) mechanical royalties, paid by the record company to the publisher for the mechanical duplication of a particular copyrighted composition (as distinct from the copying of the artist's performance of that composition); (2) performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television; (3) sub-publishing revenues derived from copyright earnings outside of the United States and Canada from our collection agents located outside of the United States and Canada; and (4) licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

     Typically, music publishing agreements with songwriters are "exclusive," permitting us ownership of the copyrights in all compositions created by the songwriter, in whole or in part, during the term of the agreement usually in exchange for the payment of an advance to the songwriter and, after the recoupment of such advance, the payment of royalties on sales of sound carriers embodying any such compositions. In some cases, we may seek to acquire a catalog of compositions previously created by a songwriter or group of songwriters as a music publishing asset. The can be no assurance, however, that we will be successful in entering into agreements with any songwriters or acquiring any catalogs or that any agreements entered into will result in any revenue to us.

    We intend to engage in licensing activities involving both the acquisition of rights to certain master recordings and the licensing and the granting of rights to third parties in the master recordings and compositions we may acquire.

    Although we intend to file a trademark application for Bodyguard Records with the United States Patent and Trademark Office, we have not yet obtained a federal registration of this trademark in the United States and no assurance can be given that such registration will be granted.

Competition

    There are many companies that provide Web sites and online destinations targeted to the record industry in general. All of these companies compete with us for visitor traffic, advertising dollars and electronic commerce partners. The market for Internet content companies in the record industry is new and rapidly evolving. Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Increased competition could result in:

    o    lower advertising rates;

    o    price reductions and lower profit margins;

    o    loss of visitors;

    o    reduced page views; or

    o    loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations. In addition, our ability to compete successfully depends on many factors. These factors include:

     o    the quality of the content provided by us and our competitors;

     o    how easy our respective services are to use;

     o    sales and marketing efforts; and

     o    the performance of our technology.

    We compete with providers of prerecorded music and related products over the Internet. Our current and anticipated competitors include:

     o    Paradigm Music Entertainment Company;

     o    Universal Music Group;

     o    RCA Records; and

     o    Arista Records.

    Many of our competitors and potential new competitors have:

     o    longer operating histories;

     o    greater name recognition in some markets;

     o    larger customer bases; and

     o    significantly greater financial, technical and marketing resources.

These competitors may also be able to:

     o undertake more extensive marketing campaigns for their brands and services;

     o    adopt more aggressive advertising pricing policies;

     o use superior technology platforms to deliver their products and services; and

    o make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers.

    Our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. This could have a material and adverse effect on our business, financial condition and results of operations.

    We also compete with the Major Labels and independent labels for advertisers and advertising revenue. If advertisers perceive the Internet or our network to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to Internet advertising or to advertising on our website.

Environmental Matters

    We are not aware of any environmental liability relating to our facilities or operations that would have a material adverse affect on us, our business, assets or results of operations.

Inflation

    Inflation has not had not is it expected to have a material effect on our business or our future operations.

                                    EMPLOYEES

As of June 7, 2000, our only employees were John Rollo, Gene Foley and Kenneth Pollendine, our executive officers and directors. Despite the fact that they are each executive officers, directors and principal stockholders of Hardrive Records.com, Inc., a potentially competitive Internet music company ("Hardrive"). Messrs. Rollo and Foley are each devoting approximately 70% of their time to our affairs, while Mr. Pollendine is only devoting 25% of his time to our affairs. Upon the successfully conclusion of this offering, of which there can be no assurance, both Messrs. Rollo and Foley have agreed to devote their full time (i.e., a minimum of 40 and a maximum of 50 hours per week) to our business and affairs, and Mr. Pollendine has agreed to devote 85% of his time to our business and affairs. Towards this end and on December 1, 1999 Messrs. Rollo and Foley have each entered into three year written employment agreements with us which were amended on June 7, 2000 (the "Employment Agreements"). Pursuant to the Employment Agreements, they have each agreed to accept salaries of $75,000 for the first year subject to a cost of living adjustment in each of the two following years, together with customary health benefits, vacation and expense reimbursement provisions. In addition, we have agreed to pay them each a bonus if and when any of our artists reach certain levels of net compact disc sales under the Artist Agreements. All bonuses will be cumulative and payable within 30 days after confirmation of sales as follows:

           No. of CD's Sold                   Cash Bonus
           ----------------                   ----------

               100,000                          $10,000
               250,000                           25,000
               500,000                           50,000
             1,000,000                          100,000

    As an example, if one of our artists were to sell 1,500,000 CD's, we would be required to pay a bonus of $185,000 (i.e., $10,000 + $25,000 + $50,000 +
$100,000) each to John Rollo and Eugene Foley.

    In addition, in the event either we are successful in selling all of the shares offered hereby or are successful in the sale of CD's, we intend to employ additional executive and/or administrative personnel including a Chief Financial Officer with industry experience. In the interim, we intend to employ such part time or temporary clerical and bookkeeping help as we deem necessary. We may also employ independent consultants and advisors. We consider our relations with our employees to be good.

                                   FACILITIES

    We maintain our principal executive offices and studio at 138 Fulton Street, New York, New York 10038 where approximately 2,000 square feet of space is subleased from a non-affiliated landlord pursuant to a four year written sublease expiring on August 31, 2001 at monthly rentals starting at $1,800 and increasining to $2024 (the "Sublease"). Our current rent is $2,000 per month. The Sublease was assigned to us by Rollo Entertainment, Inc., a Delaware corporation controlled by and under common control of John Rollo our President, Chief Operating Officer and a director ("REI"). The Sublease, which is personally guaranteed by our President, John Rollo requires us to pay all utility costs and does not provide for an option to renew. Our present space is adequate for our needs and we are using it to approximately 50% of its capacity.

                                   MANAGEMENT

Directors and Executive Officers

    The following table sets forth the executive officers, directors and key employees of Bodyguard Records, their ages and the positions held by them:

NAME                           AGE                 POSITION
----                           ---                 --------

Gene Foley                      32         Chief    Executive    Officer   and
                                           Director

John Rollo                      44         President, Chief Operating Officer
                                           and Director

Kenneth Pollendine              53         Chief Financial Officer and Director

Business Experience


JOHN ROLLO has been our President, Chief Operating Officer and a director since our inception in November 1999. Prior thereto and for a period of approximately 20 years, Mr. Rollo has been engaged in the creative development and technical production of musical recordings. In this capacity, he has been the recipient of a Grammy Award for engineering and mixing of Jimmy Cliff's "Cliffhanger" and a second Grammy Award for participating (producing Joe Cocker's contribution) in the Bodyguard soundtrack CD for Arista Records. Additionally, Mr. Rollo has earned Recording Industry Association of America ("RIAA") awards for his involvement with in excess of 13 Platinum and 14 Gold Record sales worldwide. The RIAA is the generally recognized and accepted industry association for sales certification purposes. Mr. Rollo has signed many new artists to major labels both in England and the United States. Once signed, Mr. Rollo worked with the artists in order to develop songs, produce recordings and overseeing progress through the various creative phases leading up to and including final contract negotiations. In addition to the aforementioned Grammy Award winners, Mr. Rollo has been engaged as producer and/or engineer with the following recognized recording artists: Joe Cocker, Jimmy Cliff; Southside Johnny & the Asbury Jukes, Phoebe Snow, Bonnie Tyler, Paul Young, The Kinks, Eric Clapton, George Benson, Kool & the Gang, O'Jays, Stevie Nicks and Gang of Four. In addition to Mr.
Rollo's independent activities, he has acted as chief engineer and record producer for the House of Music (then located in West Orange, New Jersey) from 1985-1990.

GENE FOLEY has been our Chief Executive Officer and a director since our inception in November 1999. Prior thereto since 1988 Dr. Foley has served as the President of Foley Entertainment, a privately owned music industry consulting firm in New Jersey which was incorporated in 1994 under the name Foley Entertainment, Inc. Dr. Foley received a Bachelor of Arts degree in Political Science from Kean University (Union, New Jersey) in 1991. In 1993, Dr. Foley received a Masters Degree in Political Science from Pacific Western University (New Orleans, LA). In 1994, Dr. Foley received a Doctor of Philosophy (Ph.D) Degree in Political Science from the same university. In 1994, Dr. Foley received a Juris Doctor Degree in Law from Kensington University (Glendale, CA). Dr. Foley's book "How To Make It In Music In Six Months...and Eighteen Years" was co-written with Steve Parry, a former Columbia Records' recording artist. Dr. Foley has been presented with numerous Gold and Platinum record awards, a Billboard Number One song award and two Grammy awards from his successful clients. Dr. Foley has contributed to music related features on NBC, MTV, VH-1, PBS, Fox and in Forbes magazine. His clients have been involved in projects in various capacities with numerous major labels including Columbia, RCA, Atlantic, Warner Bros., EMI, Polygram, Capitol, Arista, Elektra, A&M, Epic, Geffen and Sony.

KENNETH POLLENDINE, has been our Chief Financial Officer, Secretary and a director since our inception in November 1999. Prior thereto since 1994, Mr. Pollendine has been a private entertainment and music consultant in London, UK. Prior thereto since 1986, Mr. Pollendine was employed by Oracle Corporation, a multinational manufacturer and distributor of computer software, in increasingly responsible positions including general manager (chief executive officer) of Oracle's Southern England operations. Mr. Pollendine received a Bachelor of Arts Degree in Mathematics from Open University (London, UK) in 1979.

Director Compensation

    We do not compensate our Directors for their service as members of the board of directors, although by resolution of the board adopted after this offering, they may receive a fixed sum and reimbursement for expenses in connection with the attendance at board meetings. We currently do not provide additional compensation for special assignments of the board of directors. We may in the future grant options to our directors to purchase shares of common stock.

Executive Compensation

    We have not paid any compensation to our officers and directors since our inception, and we do not expect to pay any compensation in any amount or of any kind to our executive officers or directors until the successful completion of this offering. If and when we close on the minimum number of shares of our Common Stock, we intend to commence paying salaries to John Rollo and Gene Foley under the Employment Agreements at the rate of $75,000 for the first year. We also intend to commence paying a salary of $60,000 to Kenneth Pollendine for the first full year following such closing. We have no written employment agreement with Mr. Pollendine.

Option Grants in Last Fiscal Year

    On February 4, 2000 we adopted a 2000 Long Term Incentive Plan (the "Plan") wherein an aggregate of 150,000 shares were reserved for issuance under the Plan. The Plan is administered by the Board of Directors as a means of attracting and retaining key employees and compensating non-employee directors, consultants and others who perform services on our behalf. Under the Plan, our Board of Directors may, from time to time, grant: (i) Qualified Stock Options;
(ii) Non-Qualified Stock Options; (iii) Stock Units; (iii) Restricted Stock; and
(iv) Stock Appreciation Rights to purchase common shares to officers, directors, employees and consultants who render services to us. Awards under the Plan are granted at a reasonable price as determined by a committee of our Board of Directors that ultimately will consist of at least two (2) "disinterested" directors, except that the exercise price of incentive stock options to persons who, at the date of grant, own stock possessing more than ten percent (10%) of the combined voting power of our outstanding stock, may not be less than one hundred ten percent (110%) of the fair market value of our common stock. Until our Board of Directors is expanded to include two outside directors, awards will be approved by the entire Board of Directors.

    We have not granted any options to purchase our common stock under the Plan and no option grants are curently contemplated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 6, 1999, we issued an aggregate of 200,000 shares to REI in consideration for: (i) REI's granting to us of the two year right and license to utilize its New York City recording studio and equipment (the "Equipment Lease"); and (ii) assigning the Sublease to us. On December 6, 1999, we issued an aggregate of 200,000 shares to Gene Foley in consideration for his contribution to us of an aggregate of $50 in cash and the execution of his Employment Agreement with us as our Chief Executive Officer. On January 21,
2000, we issued an aggregate of 190,000 shares to three non-affiliated individuals in consideration for an aggregate of $25,000 in cash in order to launch our website and to commence this offering. Each of these individulas agreed not to publicly sell any of their shares of our stock for 24 months. Later, and on various dates between February , 2000 and June , 2000, we sold an aggregate of 310,000 shares for $.20 per share to a group of accredited investors In a private placement in order to raise $62,000 to finalize the construction of our website, to conduct this offering and commence operations.

    Our Sublease, which is personally guaranteed by our President, John Rollo, was assigned to us by REI, a corporation controlled by and under common control of John Rollo.

As previously indicated, Messrs. Foley, Rollo and Pollendine are executive officers, directors and principal stockholders of Hardrive. Since they may not be able to serve both companies, they may therefore be deemed to be in a conflict of interest position with us. This could have a material adverse effect on our business.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to beneficial ownership of our common stock, as of June 7, 2000 and as adjusted to reflect the sale of common stock offered by us in this offering for:

     o each person known by us to beneficially own more than 5% of our common stock;

     o    each executive officer named in the Summary Compensation Table;

     o    each of our directors; and

     o    all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for Messrs. Rollo and Foley is c/o Bodyguard Records, Inc., 138 Fulton Street, New York, New York 10038. The address for Ellen Rosenberg is PO Box 1223, Long Beach, New York 11561. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person assumes that all shares offered by this prospectus are sold. Percentage of beneficial ownership is based on 900,000 shares of common stock outstanding as of June 7, 2000, and 1,300,000 shares of common stock outstanding after completion of this offering if all offered shares are sold.

                                  SHARES BENEFICIALLY OWNED                    SHARES BENEFICIALLY
                                     PRIOR TO OFFERING                         OWNED AFTER OFFERING
                                    -----------------                       ------------------------
                                                                           MINIMUM          MAXIMUM
Name of Beneficial Owner           Number        Percent              Number   Percent   Number  Percent
------------------------           ---------------------              ----------------------------------
Rollo Entertainment, Inc.          200,000        22%                 200,000       20%    200,000    15%
Gene Foley                         200,000        22                  200,000       20     200,000    15
Ellen Rosenberg                    150,000        17                  150,000       15     150,000    11.5
All directors and executive
officers as a group (3 persons)    400,000        44%                 400,000       40%    400,000    30%

                           MARKET FOR OUR COMMON STOCK

There is currently, no public market for our common stock. At a future date and if we meet the requirements, we will undertake to have our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of March 31, 2000, 665,000 shares of our Common Stock were outstanding. As of June 7, 2000, we had an aggregate of 900,000 shares of our common stock outstanding. All of these shares are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) promulgated under the Securities Act of 1933 or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sales is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliates. As of March 31, 2000, 665,000 shares were eligible for sale under Rule 144. As of June 7, 2000, 900,000 shares were eligible for sale under Rule 144. However, an aggregate of 190,000 of our outstanding shares were issued to investors in our January 2000 bridge financing who agreed to voluntarily restrict the public sale of such shares for a period of 24 months.

                        DESCRIPTION OF OUR CAPITAL STOCK
General


     Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of March 31, 2000, we had an aggregate of 655,000 shares of our common stock outstanding and no shares of preferred stock were outstanding. As of March 31, 2000, we had eight stockholders of record. As of June 7, 2000, we had an aggregate of 900,000 shares of our common stock outstanding and no shares of preferred stock were outstanding. As of June 7, 2000, we had 13 stockholders of record.

Common Stock

    Under our certificate of incorporation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. They do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of legally available funds. In case of a liquidation, dissolution or winding up of Bodyguard Records, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after payment of all of our liabilities and any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

    Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more series. The board of directors may fix the number of shares, designations, preferences, powers and other special rights of the preferred stock. The preferences, powers, rights and restrictions of different series of preferred stock may differ. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. The issuance may also have the effect of delaying, deferring or preventing a change in control of our company. We currently have no shares of preferred stock outstanding.

                              PLAN OF DISTRIBUTION

     We intend to offer the Shares on a "best efforts 100,000-Share-or-none" basis by our officers and directors who will serve in this capacity without compensation. If a minimum of 100,000 Shares has not been sold and paid for by midnight Eastern time on the 90th day following the date of this Prospectus (the "Sales Period"), subject to extension for an additional period of 90 days (the "Extended Sales Period"), all proceeds will be refunded promptly to subscribers in full, without interest thereon or deduction therefrom. If the last day of either the Sales Period or the Extended Sales Period falls on a Saturday, Sunday or federal legal holiday, the next following business day shall be considered the last day of such period. Pending the sale of a minimum of 100,000 Shares, all proceeds will be deposited in an escrow account that we have established with Summit Bank, 1300 Highway 36 and Middle Road, Hazlet, New Jersey 07730 (the "Escrow Account"). Once a minimum of 100,000 Shares have been sold, we will break escrow and deposit the proceeds in our operating account. Thereafter, we will continue to offer the Shares until the sooner of the expiration of 90 days or the sale of all 400,000 Shares. No Shares will be issued to the public investors until such time as the funds are released from the Escrow Account by us within the time period described above.

    The Shares may also be offered on a best-efforts basis by registered broker-dealers that are members of the National Association of Securities Dealers, Inc. Washington, D.C. 20006, on an agency basis ("Selling Agents"). In the event that the services of Selling Agents are used, we will pay a 10% commission on all such sales, and will also pay non-accountable selling expenses up to a maximum of 3%. The Selling Agents may be deemed to be statutory underwriters within the meaning of the Securities Act. No Selling Agent has agreed to underwrite this offering on a "firm commitment", "best efforts" or any other basis. We may allocate a specific number of Shares to any or each Selling Agent for sale. However, such allocations may be reduced or revoked at any time during the Offering, and no Selling Agent is obligated to purchase or sell any minimum number of Shares.

                                  LEGAL MATTERS

The validity of the Common Stock covered by this registration statement will be passed upon for the Company by Lester Yudenfriend, Esq.

                                     EXPERTS

The financial  statements  included in the  registration  statement on Form SB-2
have  been  audited  by  Sobel  & Co., LLC,   independent   certified   public
accountants, to the extent and for the periods set forth in their report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                    ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND
                        OUR CERTIFICATE OF INCORPORATION

    The provision of our certificate of incorporation, which is summarized in the following paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider it its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board of Directors

    Our board of directors may be divided into classes of directors serving staggered terms. Upon expiration of the term of a class of directors, the directors in that class may be elected for an additional term at the annual meeting of stockholders in the year in which their term expires. In addition, our board of directors may be removed only for cause and only by the affirmative vote of holders of not less than 51% of our outstanding capital stock entitled to vote generally in the election of directors. These provisions, when coupled with the provision of our certificate of incorporation authorizing the board of directors to fill vacant directorships, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

                          TRANSFER AGENT AND REGISTRAR

    The Transfer Agent for our common stock is Jersey Transfer & Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.

                                    RULE 144

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of common stock then outstanding, which will equal approximately 13,000 shares immediately after this offering if all offered shares are sold; or

     o the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

                                   RULE 144(K)

    Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold at any time.

                                    RULE 701

    In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

                       WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (including exhibits and schedules thereto) under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Bodyguard Records and the common stock, reference is made to the registration statement and the exhibits and schedules thereto.

    You may read and copy all or any portion of the registration statement or any reports, statements or other information in our files in the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, will also be available to you on the Commission's Internet site (http://www.sec.gov).

    We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors and to make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

    The certificate of incorporation of Bodyguard Records provides for indemnification of our directors against, and absolution of, liability to Bodyguard Records and its stockholders to the fullest extent permitted by the DGCL. Bodyguard Records intends to purchase directors' and officers' liability insurance covering liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

    The employment agreements we expect to enter into with John Rollo and Gene Foley are expected to provide that such executives will be indemnified by us for all liabilities relating to their status as officers or directors of Bodyguard Records, and any actions committed or omitted by the executives, to the maximum extent permitted by law of the State of Delaware.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.


SEC registration fee.........................................  $    278.00
Legal fees and expenses......................................    30,000.00
Accountants' fees and expenses...............................     5,000.00
Printing expenses............................................     7,500.00
Blue sky fees and expenses...................................     2,000.00
Transfer Agent and Registrar fees and expenses...............     1,800.00
Miscellaneous................................................     3,422.00

      Total...................................................  $50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    The registrant has sold and issued the following securities since November 12, 1999 (inception):

     1. On December 6, 1999, the Registrant issued an aggregate of 200,000 shares to Rollo Entertainment, Inc., a Delaware corporation controlled by and under common control of John Rollo the Registrant's President, Chief Operating Officer and a director ("REI") in consideration for REI's granting to the Registrant of a two year right and license to utilize its New York City recording studio and equipment (the "Equipment Lease").

     2. On December 6, 1999, the Registrant issued an aggregate of 200,000 shares to Gene Foley in consideration for his contribution to the Registrant of an aggregate of $50 in cash and the execution of a three year employment agreement with the Registrant as its Chief Executive Officer;

     3. On January 21, 2000, the Registrant issued an aggregate of 190,000 shares to Ellen Rosenberg (150,000 shares) and two other non-affiliated individuals (25,000 shares and 15,000 shares) in consideration for an aggregate of $25,000 in cash in order to launch the Registrant's website and to commence this offering. Each recipient agreed not to publicly sell his or her shares for a period of 24 months; and

     4. On various dates between March 10, 2000 and June 7, 2000, the Registrant sold an aggregate of 310,000 shares for $.20 per share to a group of accredited investors In a private placement in order to raise $62,000 to conduct this offering and commence operations.

The sales of the above securities were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering or in accordance with Rule 506 of Regulation D promulgated under the Securities Act. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. In addition, each recipient represented that the recipient was an "accredited investor" as that term is defined under Rule 501(a)(4) of Regulation D promulgated by the Commission under the Securities Act. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

(3)(i)         Certificate of Incorporation as filed November 12, 1999
(3)(ii)        By laws
(4)            Specimen Common Stock Certificate (defining rights)
(5)            Opinion of Lester Yudenfriend, Esq.
(10)           Material Contracts
(10)a          Equipment Lease with Rollo Entertainment Corp.
(10)b          March 27, 2000 Sublease Assignment from Rollo Entertainment Corp.
(10)c          Internet Distribution Agreement with Cyberretail.com, LLC
(10)d          Artist recording Agreement with Naked Underneath
(10)e          Artist recording Agreement with Dennis DeCambre
(10)f          Artist recording Agreement with Summer Snowmen
(10)g          Employment Agreement with John Rollo
(10)h          Employment Agreement with Eugene Foley
(10)i          2000 Long Term Incentive Plan
(10)j          Amendment to Employment Agreements
(23)           Consent of Sobel & Co., LLC

ITEM 28.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           BODYGUARD RECORDS.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2000

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)

MARCH 31, 2000



CONTENTS

                                                                           Page

Independent Auditors' Report...............................................  1

Financial Statements:

    Balance Sheet..........................................................  2

    Statement of Operations................................................  3

    Statement of Stockholders' Equity......................................  4

    Statement of Cash Flows................................................  5

Notes to Financial Statements..............................................6-9

BODYGUARD RECORDS.COM
(A Development Stage Company)
BALANCE SHEET
MARCH 31, 2000
==============================================================================



ASSETS

      CURRENT ASSETS:
           Cash                                                       $ 6,318

      OTHER ASSETS:
           Deferred tax asset, net of
            valuation allowance                                              -
                                                                   -----------

                                                                      $ 6,318
                                                                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES:
           Accounts payable                                           $ 1,500
                                                                   -----------

      COMMITMENTS AND CONTINGENCIES

      STOCKHOLDERS' EQUITY:
           Preferred stock, $0.01 par value, 2,000,000
             shares authorized, none issued and outstanding                 -
           Common stock, $0.001 par value, 20,000,000
             shares authorized, 665,000 issued and outstanding            665
           Additional paid-in capital                                 133,935
           Deficit accumulated during the development stage          (129,782)
                                                                   -----------
                       Total Stockholders' Equity                       4,818
                                                                   -----------

                                                                      $ 6,318
                                                                   ===========


===============================================================================
The accompanying notes are an integral part of these financial statements.
                                                                               2

BODYGUARD RECORDS.COM
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD INCEPTION (NOVEMBER 12, 1999) TO MARCH 31, 2000
===========================================================================----


NET SALES                                                              $ -

OPERATING EXPENSES:
      Equipment lease expense                                       94,550
      Rent                                                           4,000
      Insurance                                                        871
      Artist expenses                                               22,284
      Office supplies                                                  656
      Advertising                                                    2,065
      Website design                                                 4,500
      Bank charges                                                      49
      Miscellaneous expenses                                           807
                                                                -----------
           Total Operating Expenses                                129,782

NET LOSS BEFORE PROVISION FOR INCOME TAXES                        (129,782)

PROVISION FOR INCOME TAXES                                                -

NET LOSS                                                         $(129,782)
                                                                ===========

NET LOSS PER COMMON SHARE                                            (0.31)
                                                                ===========

WEIGHTED AVERAGE NUMBER COMMON
     SHARES OUTSTANDING                                            428,714
                                                                ===========

===============================================================================
The accompanying notes are an integral part of these financial statements.
                                                                              3

BODYGUARD RECORDS.COM
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
MARCH 31, 2000
==========================================================================================================================--


                                                                                                         Total
                                                 Shares        Common    Additional      Retained     Stockholders
                                                 Issued         Stock       Paid          Deficit        Equity
                                                 -----------------------------------------------------------------

Stock issued as in exchange for cash and
     as compensation to officers                  400,000    $     400    $    (300)    $      --     $     100

Stock issued in exchange for cash                 190,000          190       24,810            --        25,000

Stock issued in exchange for cash                  75,000           75       14,925            --        15,000

Additional capital contribution for
    equipment lease                                    --           --       94,500            --        94,500

Net loss at March 31, 2000                             --           --           --      (129,782)     (129,782)
                                                 ----------------------------------------------------------------

Balance at March 31, 2000                         665,000    $     665    $ 133,935     $(129,782)    $   4,818
                                                ================================================================



===============================================================================
The accompanying notes are an integral part of these financial statements.
                                                                               4

BODYGUARD RECORDS.COM
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD NOVEMBER 12, 1999 (INCEPTION) TO MARCH 31, 2000
============================================================================---




CASH FLOW PROVIDED BY (USED FOR):
    OPERATING ACTIVITIES:
        Net loss                                                 $ (129,782)
        Equipment rental expense                                     94,550
        Adjustments to reconcile net loss to net cash provided by (used for) operating activities:

           Increase (decrease) in:
              Accounts payable                                        1,500
                       Net Cash Used for Operating Activities       (33,732)

    FINANCING ACTIVITIES:
        Proceeds from the issuance of common stock                   40,050
                                                                 -----------

     INCREASE IN CASH                                                 6,318

    CASH AND CASH EQUIVALENTS:
        Beginning of period                                                -

        End of period                                               $ 6,318
                                                                 ===========


===============================================================================
The accompanying notes are an integral part of these financial statements.

INDEPENDENT AUDITORS' REPORT


To the Stockholders
Bodyguard Records.com, Inc.
New York, New York


We have audited the accompanying balance sheet of Bodyguard Records.com, Inc. (a development stage company) as of March 31, 2000 and the related statement of operations, stockholders' equity, and cash flows for the period from inception (November 12, 1999) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bodyguard Records.com, Inc. (a development stage company) as of March 31, 2000 and the results of its operations and cash flows for the period from inception (November 12, 1999) to March 31, 2000 in conformity with generally accepted accounting principles.



                                                /s/ Sobel & Co., LLC
                                                --------------------
                                                Certified Public Accountants

Livingston, NJ
 June 21, 2000

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
================================================================================
================================================================================

--------------------------------------------------------------------------------
NOTE 1 - ORGANIZATION:
--------------------------------------------------------------------------------

Bodyguard Records.com, Inc. (the "Company") was incorporated in the State of Delaware on November 12, 1999. The Company is a development stage company which will utilize the Internet and other emerging technologies to promote and market signed recording artists. In addition, the Company intends to utilize technology that will allow a live video link to recording sessions at the Company's music studio. The Company also intends to produce and distribute prerecorded music products of their recording artists and use their website to recruit and develop new recording artists.

--------------------------------------------------------------------------------
NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
--------------------------------------------------------------------------------


Basis of Accounting:
The Company's policy is to prepare its financial statements on the accrual basis of accounting.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable:
The Company considers accounts receivable to be fully collectible; accordingly no allowance for doubtful accounts is required. The Company will utilize a direct write-off method should accounts receivable be considered uncollectible.

Advertising:
Advertising costs are expensed as incurred.

Cash and Cash Equivalents:
Cash and cash equivalents consist primarily of cash at banks and highly liquid investments with maturities of three months or less.

Inventories:
Inventories are valued at lower of cost or market.

Federal Income Taxes:
The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (SFAS 109), which provides for the recognition of deferred tax assets, net of an applicable valuation allowance, related to net operating loss carryforwards and certain temporary differences.

Loss Per Share:
Basic net loss per share was computed based on the weighted average number of shares of common stock outstanding during the period.

Stock Option Plans:
The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below fair market value.


--------------------------------------------------------------------------------
                                                                               6

-------------------------------------------------------------------------------
NOTE 3  -  DEVELOPMENT STAGE COMPANY:
-------------------------------------------------------------------------------

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations. From inception through the date of these financial statements, the Company did not have any revenues or earnings.
Management believes the Company's future success is dependent upon the initial public offering and the proceeds thereof in order to provide the working capital in order to continue with management's intentions.

--------------------------------------------------------------------------------
NOTE 4  -  INCOME TAXES:
--------------------------------------------------------------------------------

The Company's total deferred tax liabilities, deferred tax assets and valuation allowance consists of the following at March 31, 2000:

Total deferred tax liabilities            $      -
Total deferred tax assets                    39,000
Total valuation allowance                   (39,000)
                                          ---------

                                          $     -     .
                                          =============

--------------------------------------------------------------------------------
NOTE 5  -  COMMITMENTS AND CONTINGENCIES:
--------------------------------------------------------------------------------


On December 1, 1999, the Company entered into two executive employment agreements with the President and Chief Executive Officer and shall remain in effect for three years. Thereafter, the agreement shall be renewed upon the mutual agreement of the executive and Company. The terms of the agreement state a base compensation of $75,000 for the first year increasing to $150,000 per year with 10% cost of living increases for each year thereafter and includes clauses for vacation, sick leave, insurance coverage and expense reimbursement. The agreements also state that bonuses and stock options will be issued once certain performance levels are attained.

On January 17, 2000, the Company entered into an Internet distribution agreement for a term of two years. The terms of the agreement state that all set-up, storage and maintenance fees will be waived and that any products sold by CyberRetail will be subject to a 26.5% commission.

The Company has three artist recording agreements with bands to commercially produce and release an initial record. Each agreement has the option to release future records if the Company desires. The Company will pay the artists royalties after the recoupment of expenses paid on behalf of the artists, starting at $1.50 per record sold and increasing to $3.00 per record sold based on where the sale takes place and volume milestones.



================================================================================
                                                                               7

--------------------------------------------------------------------------------
NOTE 6  -  SUB-LEASE AGREEMENT:
--------------------------------------------------------------------------------

The Company has entered a one year, eight month sub-lease rental agreement with an entity controlled by a majority shareholder (see Note 8) to rent office and studio space for $2,000 per month. Rent expense for the period through March 31, 2000 was $4,000.
At March 31, 2000 future minimum payments on the lease are as follows:

     2001                                $23,615
     2002                                 17,210
                                      --------------

                                         $40,845
                                      ==============

--------------------------------------------------------------------------------
NOTE 7  -  OPERATING LEASE:
--------------------------------------------------------------------------------

On December 8, 1999, the Company entered into a two year operating lease agreement with an entity controlled by a majority shareholder for the use of recording and studio equipment in exchange for equity. The contract states that the Company can use the equipment for a maximum of thirty-five hours per week with a maximum fair lease value of $600,000. During the period ended March 31, 2000, the Company incurred $94,500 of equipment lease expense.

--------------------------------------------------------------------------------
NOTE 8  -  RELATED PARTY TRANSACTIONS:
--------------------------------------------------------------------------------

As noted in Note 6, in January 2000, the Company entered a one year, eight month sub-lease rental agreement with an entity controlled by a majority shareholder to rent office and studio space for $2,000 per month.

In addition, as noted in Note 7, in December 2000, the Company entered into a two year operating lease agreement with an entity controlled by a majority shareholder to lease recording and studio equipment.


--------------------------------------------------------------------------------
NOTE 9  -  STOCK OPTION PLAN:
--------------------------------------------------------------------------------


Under terms of the Company's incentive stock option plans, officers, employees and certain vendors may be granted options to purchase the Company's common stock at no less than 100% of the market price on the date the option is granted. Options generally vest once a specified performance criteria is met or over a period of time ranging from one to three years.


================================================================================
                                                                               8

--------------------------------------------------------------------------------
NOTE 10  -  SUBSEQUENT EVENTS:
--------------------------------------------------------------------------------


The Company is currently in the process of completing a registration statement on Form SB-2 for filing with The Securities and Exchange Commission. The registration statement proposed to register a minimum of 100,000 and a maximum of 400,000 shares of common stock at $2.50 per share, or a maximum of $1,000,000. The use of the proceeds will be for marketing, purchase of equipment, website designs and working capital.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on June , 2000.

                                         Bodyguard RECORDS.COM, INC.


                                         By: /s/ John Rollo
                                             --------------
                                             John Rollo, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

    Signature                  Title                                Date
    ---------                  -----                                ----

/s/ Gene Foley                 Chief Executive Officer          June  29, 2000
----------------------         and Director
Gene Foley


/s/ John Rollo                 President and Director           June  29, 2000
----------------------
John Rollo


/s/ Kenneth Pollendine         (Principal Financial             June  29, 2000
----------------------         and Accounting Officer)
Kenneth Pollendine             and Secretary




                                      -40-